UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011 (January 14, 2011)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 14, 2011, Georgia Gulf Corporation (the “Company,” “we” or “our”) entered into an amendment to our senior secured asset-based revolving credit facility, or ABL Revolver, with General Electric Capital Corporation, as administrative agent, and General Electric Capital Corporation and Wachovia Capital Finance Corporation (New England), as co-collateral agents, and a syndicate of financial institutions and institutional lenders.  The amendment extends the maturity date of the ABL Revolver by two years to January 13, 2016, and eliminates the $15 million availability block (as defined in the ABL Revolver).  In addition, the amendment reduces the unused commitment fees (as defined in the ABL Revolver) we are required to pay under the ABL Revolver in respect of the unutilized commitments thereunder, from 0.75% to 0.50% of the unutilized commitments if utilization (as defined in the ABL Revolver) is less than 50%, and from 0.50% to 0.375% if utilization is greater than or equal to 50%.  The amendment also reduces the applicable margins (as defined in the ABL Revolver) for borrowings under the ABL Revolver and amends the average excess availability (as defined in the ABL Revolver) amounts to which those applicable margins relate to the amounts and percentages set out in the following table:

Revolving Loans and Swing Loans

Average Excess Availability	LIBOR Margin	Base Rate/Canadian Index Rate Margin
Greater than or equal to $150,000,000	2.50%	1.50%
Greater than $75,000,000 and less than $150,000,000	2.75%	1.75%
Less than or equal to $75,000,000	3.00%	2.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President and General Counsel

Date: January 14, 2011